UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024

CSB Bancorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	0-21714	34-1687530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 North Clay Street P.O. Box 232
Millersburg, Ohio		44654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 330 674-9015

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $6.25 per share	CSBB	OTCPink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jeffery A. Robb, Sr.

Jeffery A. Robb, Sr. a member of the Board of Directors of CSB Bancorp Inc. (the “Company”) retired from the Board, effective January 10, 2024, for personal reasons. The decision by Mr. Robb to retire as a director was not a result of any disagreement with the Board or management of the Company or The Commercial and Savings Bank of Millersburg, Ohio. Mr. Robb has served as a director of the Company since 2001. The Board extends its thanks with gratitude to Mr. Robb for his years of service and contributions to the Company.

Appointment of Stephen E. Schillig as a Director

Effective January 10, 2024, the Company elected Stephen E. Schillig as a director to serve for the term expiring at the Company’s 2025 Annual Meeting of Stockholders or until his earlier death, resignation, or removal. Mr. Schillig has been appointed to the Audit Committee.

Effective January 10, 2024, The Commercial and Savings Bank of Millersburg, Ohio (the “Bank”), a wholly owned affiliate of the Company elected Stephen E. Schillig as a director. Mr. Schillig has been appointed to the Bank’s ALCO, Audit, and Executive Loan Committees.

Mr. Schillig, 66, is currently the Center Director for the Ohio Small Business Development Center - at Kent State Tuscarawas following a twenty-five-year career in commercial banking. Mr. Schillig obtained a BA with a major in Business Management from the University of Akron and completed his M.B.A. in Executive Management from Ashland College.

There are no related-party transactions in which Mr. Schillig, or any immediate member of Mr. Schillig’s family has an interest that would require disclosure under Item 404(a) of Regulation S-K. The Bank may in the future have loan and deposit relationships with Mr. Schillig and companies which he and his related parties have a respective interest; such relationships will be in the ordinary course of the Bank’s business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and deposits with persons unrelated to the Bank, and will not involve more than the normal risk of collectability or present other unfavorable features.

As an independent director Mr. Schillig is entitled to receive the same compensation as other non-employee members of the Board, as discussed in the Company’s Proxy Statement dated March 16, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB Bancorp, Inc.

Date:	January 10, 2024	By:	/s/ Paula J. Meiler
Senior Vice President, Chief Financial Officer